ADVICE OF BORROWING TERMS                     Ref.  KM RM03


BRANCH/UNIT.             National Westminster Bank PLC
                         4th Floor, Society Building,
                         176 London Road, Portsmouth, P02 9DR

DATE- 22 April 1997,

BORROWER'S NAME: VICON INDUSTRIES (UK) LIMITED
                                  Brunel Way, Fareham, Hants P015 5TX


(This letter replaces the Advice of Borrowing Terms letter dated 18 March 1997)


Subject to the Bank's rights below and subject to the Bank's rights under the 'General terms upon which the Bank makes facilities available', it is the Bank's current intention that the facilities specified in this 'Advice of Borrowing Terms' (except for those facilities which are subject to their own separate facility documentation covered below under 'Facilities subject to separate documentation') should remain available until 28 February 1998.




FACILITY 1:

Facility Type; Overdraft.


Amount:  6oo,ooo.Pounds Sterling

Purpose:  Working capital requirements.


Repayment: Fully fluctuating.

lst Debit Interest Rate: 2 percent per annum. above NatWest's Base Rate from time to time.

2nd Debit interest Rate: (Applicable above 600,000 Pounds Sterling) 5 percent above Base Rate.

Payable:  Quarterly.

REPAYMENT:

It is the Banks current intention that the facilities should be reviewed by the dates indicated herein, However, all, amounts outstanding under the facilities are repayable on demand, which may be made by the Bank at its sole discretion at any time. The facilities may also, by notice, be withdrawn, reduced or made subject to further conditions or otherwise varied.


INTEREST:

All rates specified above are variable. If the interest rate specified above is not linked to the Bank's Base Rate, interest will be charged initially at the rate per annum specified above, which may vary from time to time at the Bank's absolute discretion. Details of the current rates are available from the branch or office where the facility is provided.

Interest on any indebtedness from time to time in excess of agreed facilities will be charged at the interest rate detailed above, An excess fee will be charged at the Bank's published rate from time to time (currently 3.50 pounds sterling per day) for each day that your agreed overdraft limit is exceeded . The Bank is not obliged to allow (or to continue to allow) any such excess borrowing,

The Bank may alter the basis upon which interest is calculated (including the size of the margin charged over the Bank's Base Rate or other published rate) on facilities and/or the amount of any regular repayments of facilities which are repayable on dernand (or by notice), but it will give the customer one month's notice before doing so.

OTHER FACILITIES:
Facility Type:  Forward Exchange Liability.
Amount: 400,000 pounds sterling (represents 20 percent of contract). Facility Type: Terminable Indemnities (T/I).
Amount:   200,000 pounds sterling (P/S).
Purpose: HM Customs & Excise Duty Deferment Bond.
Facility Type:  Inward Collections - Documents Release in Trust

Amount:  20,000 pounds sterling (P/S).

These facilities may by notice be withdrawn, reduced or made subject to further conditions or otherwise varied.

SECURITY:

The Bank continues to rely on its existing security (and requires additional security where specified.) detailed below for the discharge on demand of all present and future liabilities (both actual and contingent) of the Borrower(s) to the Bank. The liabilities secured will include without limitation, all liabilities, of the Borrower to the Bank under the facility or facilities specified in this Advice of Borrowing Terms including those which are listed below under the heading 'Facilities subject to separate documentation',

From time to time the Bank may wish to revalue the security, and the cost of any valuations required by the Bank will be met by the Borrower. Further information is included in the 'General terms upon which the Bank makes facilities available'.

Date Executed/New   Title of Security             Asset

6.7.1989            Guarantee 1,000,000P/S        Given by Vicon Industries Inc.

17.10.1990          Mortgage Debenture            Capturing all assets of the
                                                  company.

To Come             First Legal Mortgage          Site P3, Brunel Way,
                                                  Segensworth Industrial Estate.

FEES:

Type:  Overdraft renewal fee.

Amount:  1,850 P/S (from account 01144642 560064).

Date to be debited: Was paid 27 March 1997.

OTHER CONDITIONS:

    Please continue to provide monthly management accounts in the existing format, together with aged debtor profile.

    Lending formula to continue whereby debtors less than 90 days plus stock (minus preferentials) to cover overdraft by 250%, with backup formula of debtors alone less than 90 days to provide 150 percent cover.

FACILITIES SUBJECT TO SEPARATE DOCUMENTATION

Facility Type: Commercial Fixed Rate Loan .

Amount: 500,000 POUNDS STERLING (P/S).  Drawndown 14 April 1997

Per Form of Acceptance signed 8 April 1997

GENERAL TERMS:

Please note that all facilities specified in this 'Advice of Borrowing Terms' are made available subject to the 'General terms upon which the Bank makes facilities available', except for those subject to separate facility letters/agreement forms which do not expressly incorporate the General Terms. Please note that all facilities are also subject to any terms which may be implied by English Law.





J F Mclellan
    Corporate Manager


The Borrower confirms acceptance of the above terms and conditions pursuant to a

Resolution of the Board of Directors on 30-04-97.



BORROWERS SIGNATURE

                          For  and on behalf of
                          Vicon Industries (UK) Limited

                                                            30-04-97 Date